Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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NEW YORK, NY 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com
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March 1, 2024
Perella Weinberg Partners
767 Fifth Avenue
New York, NY 10153

Re:	Perella Weinberg Partners
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special United States counsel to Perella Weinberg Partners, a Delaware corporation (the “Company”), in connection with the public offering by the Company of 5,750,000 shares (the “Shares”) of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), including 750,000 shares of Class A Common Stock pursuant to the option granted by the Company to the Underwriter (as defined below) to purchase additional shares.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)    the registration statement on Form S-3 (File No. 333-266051) of the Company relating to the Shares and other securities of the Company filed on July 7, 2022, with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on July 19, 2022 (such registration statement being hereinafter referred to as the “Registration Statement”);

Perella Weinberg Partners
March 1, 2024

(b)    the prospectus, dated July 19, 2022 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;
(c)    the preliminary prospectus supplement, dated February 27, 2024 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
(d)    the prospectus supplement, dated February 27, 2024 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
(e)    an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated February 27, 2024, among the Company, PWP Holdings LP, a Delaware limited partnership, and Citizens JMP Securities, LLC (the “Underwriter”), relating to the sale by the Company to the Underwriter of the Shares;
(f)    an executed copy of a certificate of Justin Kamen, Chief Legal Officer and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(g)    a copy of the Company’s Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of February 27, 2024 and certified pursuant to the Secretary’s Certificate (the “Restated Certificate of Incorporation”);
(h)    a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate (the “Amended and Restated Bylaws”); and
(i)    a copy of certain resolutions of the Board of Directors of the Company, adopted on February 23, 2024, and certain resolutions of the Pricing Committee thereof, adopted on February 27, 2024, certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that the issuance of the Shares will not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Restated Certificate of Incorporation, the Amended and Restated Bylaws or those agreements

Perella Weinberg Partners
March 1, 2024

or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2023). As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.
We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP
MJS